                                                                 Exhibit 4.17
30585
                                                           DEPOSITARY SHARES


                   DEPOSITARY RECEIPT
                 FOR DEPOSITARY SHARES,
    NUMBER      REPRESENTING ADJUSTABLE
DR-18-              RATE CUMULATIVE
                    PREFERRED STOCK,
                     SERIES 18 OF                           SEE REVERSE FOR
          CITICORP[LOGO]-Registered Trademark             CERTAIN DEFINITIONS


                 INCORPORATED UNDER THE LAWS
                  OF THE STATE OF DELAWARE

                                                         CUSIP 172967 75 4

     Citibank, N.A., as Depositary (the "Depositary"), hereby certifies that

     ------------------------------------------------------------------------






     is the registered owner of                             DEPOSITARY SHARES
     ------------------------------------------------------------------------
     ("Depositary Shares"), each Depositary Share representing one-tenth of one share of Adjustable Rate Cumulative Preferred Stock, Series 18, without par value, of Citicorp, a Delaware corporation (the "Corporation") on deposit with the Depositary subject to the terms and entitled to the benefits of the Deposit Agreement dated as of May 2, 1994 (the "Deposit
     Agreement"), among the Corporation, the Depositary, and the holders from time to time of the Depositary Receipts described therein. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This
     Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar (other than the Depositary) in respect of the Depositary Receipts by this manual signature of a duly authorized officer thereof.


     Dated:
                        THE NAME OF THIS CORPORATION IS
                                CITIGROUP INC.
                          THIS CERTIFICATE REPRESENTS
                         PREFERRED Q DEPOSITARY SHARES


                 CITIBANK, N.A.
                                 Depositary and Registrar
     By




                                       Authorized Officer

                                    CITICORP

     CITICORP WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

                          -----------------------------

     The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.


  TEN COM -- as tenant in common            UNIF GIFT MIN ACT -- ___________ Custodian ___________
  TEN ENT -- as tenants by the entireties                           (Cust)               (Minor)
  JT TEN  -- as joint tenants with right                         Under Uniform Gifts to Minors Act
             of survivorship and not as                          __________________________________
             tenants in common                                                 (State)


      Additional abbreviations may also be used though not in the above list.

     For value received, ______________________________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

______________________________________________________________________________

______________________________________________________________________________
               PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                 INCLUDING POSTAL ZIP CODE OF ASSIGNEE

____________________________________________________________ Depositary Shares
represented by the within Receipt, and do hereby irrevocably constitute and appoint

_____________________________________________________________________ Attorney
to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated _____________________________


                                     _________________________________________
                                     NOTICE The signature to the assignment
                                     must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.